UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2017

Fortem Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 N. Rainbow Blvd., Suite 250, Las Vegas, Nevada  89107

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” below is responsive to this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the Membership Interest Purchase Agreement dated April 7, 2017 (the “MIPA”) with Blue Phoenix Energy, LLC (“Blue Phoenix”) and Pacific Petroleum, LLC (“Pacific”), on April 7, 2017, we acquired 83.4% of the outstanding membership interest of Colony Energy, LLC, a Nevada limited liability company (“Colony”), consisting of 41.7% of the outstanding membership interest of Colony from Blue Phoenix and 41.7% of the outstanding membership interest of Colony from Pacific.  In consideration for the acquisition of the 83.4% membership interest, we issued 10,000,000 shares of our common stock to Blue Phoenix and 10,000,000 shares of our common stock to Pacific at closing on April 7, 2017.

Pursuant to the Membership Interest Purchase Agreement dated April 7, 2017 with Grassy Butte LLC (“Grassy Butte”), on April 7, 2017, we acquired the remaining 16.7% membership interest of Colony from Grassy Butte.  In consideration for the acquisition of this interest, we agreed to issue an aggregate of 4,000,000 shares of our common stock to Grassy Butte, as follows:

•

at the closing , we issued 1,000,000 shares of our common stock to Grassy Butte;

•

on the first anniversary of the closing date, we agreed to issue an additional 1,000,000 shares of our common stock to Grassy Butte;

•

on the second anniversary of the closing date, we agreed to issue an additional 1,000,000 shares of our common stock to Grassy Butte; and

•

on the third anniversary of the closing date, we agreed to issue an additional 1,000,000 shares of our common stock to Grassy Butte.

Accordingly, we acquired 100% of the outstanding membership interest of Colony.  Colony holds a 100% interest in and to certain petroleum, natural gas and general rights, including Alberta Crown Petroleum and Oil Sands Leases in 20 sections totalling 12,960 acres or 5,184 hectares located in the Godin area of Northern Alberta.

Colony is a party to a Petroleum, Natural Gas and General Rights Conveyance dated as of March 31, 2017 with Grassy Butte Energy, Ltd. (“Grassy Butte Energy”) and Grassy Butte, pursuant to which Grassy Butte Energy is entitled to receive certain milestone payments in the aggregate amount of up to US$210,000 as partial consideration for the purchase of certain petroleum and natural gas rights and other interests by Colony from Grassy Butte Energy.  Colony was also required to pay Grassy Butte Energy US$30,000 on closing, which amount was advanced by our company to Grassy Butte Energy on behalf of Colony and which debt was evidenced by a promissory note issued by Colony in favor of our company.  Pursuant to the Milestone Payment Addendum dated April 7, 2017 with Grassy Butte Energy and Grassy Butte, we agreed that if Colony fails to make timely payment of any milestone payment and does not remedy such failure within 30 days after receipt of written notice from Grassy Butte Energy, Grassy Butte Energy may elect to: (i) have Colony re-convey the purchased petroleum and natural gas rights and other interests to Grassy Butte Energy; or (ii) subject to the availability of a registration exemption, receive 250,000 shares of our common stock, and such re-conveyance or issuance of 250,000 shares of our common stock is to be in full and final satisfaction of all obligations to make any further milestone payment.

Except as disclosed in this Item 2.01, we are not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of our company.

We issued and intend to issue these shares to two U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.  We issued and intend to issue these shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in the section titled “Item 2.01 Completion of Acquisition or Disposition of Assets” above is responsive to this Item 3.02.

Item 8.01 Other Events.

A copy of our press release dated April 11, 2017 is furnished herewith.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed with this current report on Form 8-K. Such financial statements are expected to be filed by an amendment to this current report on Form 8-K not later than 71 calendar days after the date that this current report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed with this current report on Form 8-K. Such pro forma financial information is expected to be filed by an amendment to this current report on Form 8-K not later than 71 calendar days after the date that this current report on Form 8-K must be filed.

(d)	Exhibits.
10.1	Membership Interest Purchase Agreement dated April 7, 2017 with Blue Phoenix Energy, LLC and Pacific Petroleum, LLC
10.2	Membership Interest Purchase Agreement dated April 7, 2017 with Grassy Butte Energy LLC
10.3	Milestone Payment Addendum dated April 7, 2016 with Grassy Butte Energy, Ltd. and Grassy Butte, LLC
99.1	Press release dated April 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:

/s/ Michael Caetano

Michael Caetano

Chief Executive Officer

Date: April 12, 2017